Exhibit 10.39

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (the “Amendment”), is effective as of September 20, 2016 (the “Effective Date”), and made by and among Capnia, Inc., a Delaware corporation (the “Company”) and the persons and entities (the “Investors”) set forth on the signature pages to that certain Securities Purchase Agreement dated as of June 29, 2016 (the “Purchase Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

RECITALS

A. WHEREAS, the Company and the Investors are parties to the Purchase Agreement, pursuant to which the Company sold and issued, and the Investors purchased, an aggregate of approximately 3,151 shares of Series B Convertible Preferred Stock.

B. WHEREAS, the Company and the Investors have proposed to amend the Purchase Agreement as contemplated hereunder.

C. WHEREAS, Section 5.5 of the Purchase Agreements provides that no provision of the Purchase Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Investors holding at least 67% in interest of the Securities (as defined in the Purchase Agreement) then outstanding.

D. WHEREAS, the Company and the undersigned Investors, representing Investors holding at least 67% in interest of the Securities (as defined in the Purchase Agreement) then outstanding, desire to amend the Purchase Agreement as contemplated hereunder.

In consideration of the foregoing and for other valuable consideration, the parties hereto agree as follows:

1. Amendment to Securities Purchase Agreement.

(A) Amendment to Section 2.3(b) of the Purchase Agreement. Section 2.3(b)(viii) shall be deleted from Section 2.3(b), resulting in a Section 2.3(b) that is the forgoing:

2.3(b) The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the applicable Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

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(ii) all obligations, covenants and agreements of the Company required to be performed pursuant to the Transaction Documents at or prior to the applicable Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) as to the Second Closing Shareholder Approval shall have been obtained and deemed effective;

(vi) as to the Second Closing, a Registration Statement registering all of the Registrable Securities (as defined in the Registration Rights Agreement) shall have been declared effective by the Commission and shall have thereafter remained effective; and

(vii) as to the Second Closing, such Second Closing shall have occurred on or before ninety (90) days following the First Closing.

(B) Amendment and Restatement of Section 5.7 of the Purchase Agreement. Section 5.7 of the Purchase Agreement is replaced in its entirety with the forgoing:

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights that are attached to Securities purchased by such Purchaser under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers; provided, however, for greater certainty, no Purchaser may assign its obligations to purchase Securities pursuant to Section 2.1(b).”

2. Full Force and Effect. Except as expressly modified by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect in all respects.

3. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

4. Applicable Law. This Amendment shall be governed by and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

5. Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

6. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be executed by its duly authorized representatives as of the Effective Date.

COMPANY:

CAPNIA, INC.,
a Delaware corporation

By:	/s/ Anish Bhatnagar
Name:	Anish Bhatnagar
Title:	President and Chief Executive Officer

[Capnia, Inc. – Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be executed by its duly authorized representatives as of the Effective Date.

INVESTOR:

Sabby Healthcare Master Fund, Ltd.
(Print investor name)

/s/ Robert Grundstein
(Signature)

Robert Grundstein
(Print name of signatory, if signing for an entity)

COO of Investment Manager
(Print title of signatory, if signing for an entity)

[Capnia, Inc. – Amendment No. 1 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Securities Purchase Agreement to be executed by its duly authorized representatives as of the Effective Date.

INVESTOR:

Sabby Volatility Warrant Master Fund, Ltd.
(Print investor name)

/s/ Robert Grundstein
(Signature)

Robert Grundstein
(Print name of signatory, if signing for an entity)

COO of Investment Manager
(Print title of signatory, if signing for an entity)

[Capnia, Inc. – Amendment No. 1 to Securities Purchase Agreement]